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                                                                  Exhibit 24 (b)



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers of Wachovia Corporation (the "Corporation"), and each of us, do hereby appoint Kenneth W. McAllister and William M. Watson, Jr., and each of them, our true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for us and in our name, place and stead in the capacities set forth opposite our names, to execute for us and in our behalf, a new Registration Statement on Form S-3, or other applicable form, relating to an offering of not more than $2.5 billion of the Corporation's senior and/or subordinated debt securities, with the Securities and Exchange Commission, and to sign and file all amendments to the Registration Statement, with any exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to take all actions necessary to effect the purposes of this Power of Attorney, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     This the 21st day of May 1999.



/s/ Robert S. McCoy, Jr.                         Vice Chairman and
---------------------------------                Chief Financial Officer
Robert S. McCoy, Jr.                             (Principal Financial Officer)



/s/ Donald K. Truslow                            Senior Executive Vice
---------------------------------                President, Comptroller, and
Donald K. Truslow                                Treasurer (Principal Financial
                                                 Officer)